Registration No. 333-264388

Filed Pursuant to Rule 433

Dated November 27, 2023

TRAVEL | Google Discovery Ads 1200x628 Version 1card 2card 3card 4card 5LEARN MORE±3X Travel ETNsTarget your trading power with ±3X $FLYU $FLYD exchange traded notes. Now trading!LEARN MORE button for all Discovery ads will take users to https://microsectors.com/travel/

card 2card 3card 4card 5LEARN MORETRAVEL | Google Discovery Ads 1200x628 Version 2±3X $FLYU $FLYD ETNsTrading now: daily reset ±3X $FLYU $FLYD exchange traded notes.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/travel/

card 2card 3card 4card 5LEARN MORETRAVEL | Google Discovery Ads 1200x628 Version 3±3X $FLYU $FLYD ETNs3X Travel 3X Leverage 3X Potential: $FLYU $FLYD available now.LEARN MORE button for all Discovery ads will take users to https://microsectors.com/travel/

MICRO SECTORS
3X TRAVEL. 3X LEVERAGE. 3X POTENTIAL.
Important information is in the hyperlink.
$FLYU $FLYD
3X Travel, 3X Leverage, 3X Potential with ± 3X Travel ETNs. Now trading!
microsectors.com/travel/
Learn more


MICRO SECTORS
TRADE TRAVEL ETNs
Important information is in the hyperlink.
$FLYU $FLYD
± 3X Travel ETNs. Now trading!
microsectors.com/travel/
Learn more


MICRO SECTORS
3X TRAVEL ETNS
1 INNOVATIVE INDEX
Important information is in the hyperlink.
$FLYU $FLYD
3X Travel ETNs, 1 innovative index. Now trading.
microsectors.com/travel/
Learn more

TRAVEL | Display ad 300 x 250px | Benzinga | Version 13X TRAVEL3X LEVERAGE3X POTENTIAL ±3X TRAVEL EXCHANGE TRADED NOTESURL for all display ads CTAs:https://microsectors.com/TRAVEL/$FLYU $FLYD NOW TRADING Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 1 - text changeframe 1 - text changeframe 2frame 4frame 5frame 3

TRAVEL | Display ad 300 x 250px | Benzinga | Version 2TRADE TRAVEL ETNs$FLYU $FLYD NOW TRADING EXCHANGE TRADED NOTES WITH ±3X LEVERAGE URL for all display ads CTAs:https://microsectors.com/TRAVEL/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 2frame 3frame 4frame 5

TRAVEL | Display ad 300 x 250px | Benzinga | Version 3URL for all display ads CTAs:https://microsectors.com/TRAVEL/3X TRAVEL ETNs 1 INNOVATIVE INDEX $FLYU $FLYD NOW TRADING ±3X TRAVEL EXCHANGE TRADED NOTESBank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 2frame 3frame 4frame 5

TRAVEL | LinkedIn Video posts | 1200 x 1200px | Version 1 NOTE: Same animation as display ads.±3X TRAVEL EXCHANGE TRADED NOTESBody (150 cc max/XXX cc below)Traders, find out more about ±3X travel exchange traded notes from Microsectors. $FLYU $FLYD trading now.Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Learn moreURL microsectors.com/TRAVEL/3X TRAVEL3X LEVERAGE3X POTENTIAL $FLYU $FLYD NOW TRADING Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 1 - text changeframe 1 - text changeframe 2frame 3frame 4frame 5

TRAVEL | LinkedIn Video posts | 1200 x 1200px | Version 2 NOTE: Same animation as display ads.Body (150 cc max/89 cc below)±3X travel exchange traded notes from Microsectors. $FLYU $FLYD trading now! Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Now tradingURL microsectors.com/TRAVEL/TRADE TRAVEL ETNs$FLYU $FLYD NOW TRADING EXCHANGE TRADED NOTES WITH ±3X LEVERAGE Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 2frame 3frame 6frame 5

TRAVEL | LinkedIn Video posts | 1200 x 1200px | Version 3 NOTE: Same animation as display ads.3X TRAVEL ETNs 1 INNOVATIVE INDEX $FLYU $FLYD NOW TRADING EXCHANGE TRADED NOTES WITH ±3X LEVERAGE Body (150 cc max/89 cc below)Traders learn more about ± 3X travel exchange traded notes from Microsectors. $FLYU $FLYD. Headline (70 cc max/70 cc below)Target Your Trading Power CTA (15 c max) Learn moreURL microsectors.com/TRAVEL/Bank of Montreal, the issuer of ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each offering to which this free writing prospectus relates. Please read those documents and the other documents relating to this offering that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in this offering will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.frame 1frame 2frame 3frame 6frame 5